EXHIBIT 23.3

E&D  EICHEN & DIMEGLIO, P.C.
         CERTIFIED PUBLIC ACCOUNTANTS

                                                                1 DUPONT STREET
                                                     PLAINVIEW, NEW YORK  11803

                                                            TEL. (516) 576-3333
                                                            FAX  (516) 576-3342

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

ProxyMed, Inc. and Subsidiaries:

We consent to the incorporation by reference in the Registration Statement of ProxyMed, Inc., and subsidiaries on Form S-8 of our report, dated February 28, 1997, on our audits of the financial statements of Clinical MicroSystems, Inc., as of December 31, 1996 and 1995 and for the years then ended, which report is included in ProxyMed, Inc.'s Form 8-K/A dated April 21, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/Eichen & DiMeglio, P.C.
--------------------------


August 28, 1997


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